Exhibit 10.3
DIGENE CORPORATION
Director’s Restricted Stock Unit Award Certificate

Award Date:                     ,                                         Number of                                                  Final Vesting
                                                                                   Restricted Stock Units:                               Date:
THIS CERTIFIES THAT Digene Corporation (the “Company”) has on the Award Date specified above granted to
«First_Name» «Last_Name»
(the “Participant”) an award (the “Award”) to receive that number of Restricted Stock Units (the “RSUs”) indicated above in the box labeled “Number of Restricted Stock Units,” each RSU representing the right to receive one share of the Company’s common stock, $.01 par value per share (the “Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Award Certificate and the Company’s Amended and Restated Directors’ Equity Compensation Plan (the “Plan”). In the event of any conflict between the terms of the Plan and this Award Certificate, the terms of the Plan shall prevail. Any terms not defined herein shall have the meaning set forth in the Plan.
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1. Rights of the Participant with Respect to the Restricted Stock Units.
(a) No Stockholder Rights. The RSUs granted pursuant to the Award do not and shall not entitle the Participant to any rights of a holder of Common Stock. The rights of the Participant with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the RSUs lapse, in accordance with Section 2, 3 or 4.
(b) Conversion of Restricted Stock Units; Issuance of Common Stock. No shares of Common Stock shall be issued to a Participant prior to the date on which the RSUs vest and the restrictions with respect to the RSUs lapse, in accordance with Section 2, 3 or 4. Neither this Section 1(b) nor any action taken pursuant to or in accordance with this Section 1(b) shall be construed to create a trust of any kind. After all restrictions with respect to RSUs lapse pursuant to Section 2, 3 or 4, the Company shall cause to be issued as soon as practicably possible, in book-entry or certificated form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be, in payment for such RSUs that number of shares of Common Stock equal to the number of RSUs with respect to which the restrictions have lapsed.
2. Vesting. The RSUs shall vest as follows if the Participant serves continuously as a Director of the Company until the [respective] vesting date[s]:

3. Early Vesting Upon Change in Control. Notwithstanding the other vesting provisions contained in Section 2, but subject to the other terms and conditions set forth herein, in the event of a Change in Control, as defined in the Plan, all of the RSUs shall become immediately and unconditionally vested, and the restrictions with respect to such RSUs shall lapse.
4. Forfeiture or Early Vesting Upon Ceasing to be a Director.
(a) Ceasing to be a Director Generally. If, prior to vesting of the RSUs pursuant to Section 2 or 3, the Participant ceases to be a Director of the Company for any reason (voluntary or involuntary), other than death or Disability, as defined in the Plan, then such unvested RSUs shall be immediately and irrevocably forfeited.
(b) Death or Disability. Upon the death or Disability, as defined in the Plan, of a Participant while a Director of the Company, all of the RSUs shall become immediately and unconditionally vested as provided in the Plan and the restrictions with respect to such RSUs shall lapse.
5. Restriction on Transfer. The RSUs and any rights under the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition of RSUs or other rights under the Award shall be void and unenforceable against the Company and shall result in the immediate forfeiture of such RSUs and rights. Notwithstanding the foregoing, the Participant may, in the manner established by the Board, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any shares of Common Stock issued or any cash paid with respect to the RSUs upon the death of the Participant.
6. Tax Matters.
(a) In order to comply with all applicable federal, state and local tax laws or regulations, the Company may take such actions as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes are withheld or collected from the Participant.
(b) In accordance with the terms of the Plan, and such rules as may be adopted by the Board under the Plan, the Participant may elect to satisfy the Participant’s federal, state and local tax withholding obligations arising from the receipt of, the vesting of or the lapse of restrictions relating to, the RSUs, by (i) delivering cash, check or money order payable to the Company, or (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value, as defined in the Plan, equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will instead round down to the next full number the amount of shares of Common Stock to be delivered. The Participant’s election must be made on or before the date that any such withholding obligation with respect to the RSUs arises. If the Participant fails to timely make such an election, the Company shall have the right to withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such taxes.
7. Miscellaneous.
(a) The Award does not confer on the Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(b) The Company shall not be required to deliver any shares of Common Stock upon vesting of any RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(c) An original record of the Award and all the terms thereof shall be held on file by the Company. To the extent there is any conflict between the terms contained in the Award Certificate and the terms contained in the original record held by the Company, the terms of the original record held by the Company shall control.
8. Definitions.
(a) “Board” shall mean the Board of Directors of the Company.
(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.
A copy of the Amended and Restated Directors’ Equity Compensation Plan is attached to this Certificate.
DIGENE CORPORATION

                    ,
By my signature below, I hereby acknowledge receipt of this Award Certificate on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Award Certificate and the Plan.
Signature: ______________________________                Date: ____________________
«First_Name» «Last_Name»

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